Form C

Cover Page

Name of issuer:

Exemplars Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 9/8/2015

Physical address of issuer:

448 Ignacio Blvd
#343
Novato CA 94949

Website of issuer:

https://veditz.org

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

25,000

Price:

$1.00

Method for determining price:

Pro-rated portion of the total principal value of $25,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$25,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$100,000.00

Deadline to reach the target offering amount:

10/11/2016

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

6

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$843,125.00	$0.00
Cash & Cash Equivalents:	$70,337.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$70,000.00	$0.00
Long-term Debt:	$175,000.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($174,663.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Exemplars Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Daniel Tucholski	CTO	Exemplars	2015
Daniil Brodovich	CEO	TalktoChef	2015
Timothy M. O'Connor	CEO	Exemplars	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Arlene Garcia-Gunderson	President	2015
Daniel Tucholski	CTO	2015
Timothy M. O'Connor	CEO	2015
Timothy M. O'Connor	CFO	2015
Timothy M. O'Connor	Secretary	2015
Timothy M. O'Connor	Treasurer	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Cookstream, Inc	1,350,000 common and 270,000 options	23.41
Daniel Tucholski	1,350,000 common stock and 270,000 options	23.41

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

We do not achieve Product/Market fit necessary to achieve our growth and adoption goals.

Students and Colleges do not adopt the platform at our planned rates and therefore we do not achieve our revenue targets.

Professors and Teachers do not adopt the platform for customized course development at the rates we plan for.

We fail to achieve our expansion goals into sign languages beyond ASL.

Our operating cost could exceed our plans, as we do not control the cost for key 3rd party provider's services.

We fail to retain existing users or add new users, or if our users decrease their level of engagement with us, our revenue, financial results, and business may be significantly harmed.

Growth in use of competitors' entering the market as a substitute for use of our platform may negatively affect our revenue and financial results.

We depend upon effective operation with operating systems, browsers, networks, and standards that we do not control.

We may not be successful in our efforts to grow and further monetize the platform.

We cannot assure you that we will effectively manage our growth.

Our CEO, CTO or President leaves the company and we are not able to find an acceptable replacement.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$25,000**

Use of Proceeds: One month of operations while verifying product market fit including: 1) Platform operations, 2) Staff: CTO, Engineering, President/Chief Academic Officer, Marketing, CEO 3) Other: 3rd party Legal and Finance, 2. Grow subscriber base to 2,500, 3. Secure 1 college contract

If we raise: **$50,000**

Use of Proceeds: Two months of operations while verifying product market fit including: 1) Platform operations, 2) Staff: CTO, Engineering, President/Chief Academic Officer, Marketing, CEO 3) Other: 3rd party Legal and Finance, 2. Grow subscriber base to 3,000, 3. Secure 2 college contracts

If we raise: **$100,000**

Use of Proceeds: Four months of operations while verifying product market fit, including: 1) Platform operations, 2) Staff: CTO, Engineering, President/Chief Academic Officer, Marketing, CEO 3) Other: 3rd party Legal and Finance, 2. Grow subscriber base to 4,000 subscribers, 3. Secure 3 college contracts

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes how process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

<u>The Company's right to cancel.</u> The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the Convertible Note you will purchase, please see Appendix B, Investor Contracts. The main terms of the Convertible Note are provided below.

The Convertible Notes.
We are offering securities in the form of a Convertible Notes, which provides Investors the right to **common stock** in the Company ("**Commmon Stock**"), when and if the Company sponsors an equity financing yielding gross proceeds to the Company of at least **$1,500,000** that involves **Common Stock**, on the standard terms offered to other Investors.

Interest: Interest shall accrue from the date of this Convertible Promissory Note (this "Note") on the unpaid principal amount at a simple rate equal to **five percent (5%) per annum**, computed on the basis of a 365-day year and the actual number of days occurring in the period for which such interest is payable.

Maturity; Acceleration: If this Note has not been converted into equity nor paid in full **by the date that is eighteen (18) months from the date of the Closing** (the "**Maturity Date**"), then the Holder shall have the option to either (i) convert the unpaid principal outstanding hereunder and all interest accrued thereon into shares of the Company's Common Stock at a conversion price equal to **eighty percent (80%)** of the most recent fair market value as determined by the board of directors of the Company or independent appraiser for equity compensation purposes, or if no such valuation is available, at **eighty percent (80%)** of the per share price received by the Company for the most recent issuance of **Common Stock** prior to the conversion; or (ii) the Note becomes immediately due and payable in cash upon demand of the Major Investors.

Conversion to Preferred Equity. Based on our Convertible Notes, when we engage in an offering of equity financing yielding gross proceeds to the Company of at least **$1,500,000** that involves **Common Stock,** Investors will receive a number of shares of Common Stock equal to the quotient obtained by dividing the entire principal amount of this Note plus accrued interest by the lesser of:

- (i) **eighty percent (80%)** of the price per share of the Equity Securities, or

- (ii) if the valuation for the company is more than **$3,500,000** (the "Valuation Cap"), the price obtained by dividing **$3,500,000** by the aggregate number of outstanding shares of the Company's common stock as of immediately prior to the initial closing of the Next Equity Financing.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any Convertible Notes or convertible notes, plus any common stock reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Common Stock** being diluted to a value below the price per share at the time they receive **Common Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Common Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest in the Convertible Notes will have no voting rights, including after they receive **Common Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Execution. Investors will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the Preferred Stock received by new investors in the Company, modified, if applicable, based on the terms of the Convertible Note.

Liquidity Events. If the company merges into another entity, sells more than fifty percent (50%) of the outstanding voting securities of the Company to a party or parties who did not hold voting securities of the Company prior to the Liquidity Event, or conducts an initial public offering, and this Note has not been paid in full or converted into equity in accordance with the terms above, then, immediately prior to the closing of such Liquidity Event, the outstanding principal and accrued interest under this Note shall be converted, at the option of the Holder, into shares of the Company's **common stock** at a conversion price equal to **eighty percent (80%)** of the most recent fair market value as determined by the board of directors of the Company or independent appraiser for equity compensation purposes, or if no such valuation is available, at **eighty percent (80%)** of the per share price received by the Company for the most recent issuance of **Common** non-voting stock prior
to the conversion.

Notwithstanding the foregoing, a Liquidity Event shall not include any consolidation or merger effected exclusively to change the domicile of the Company, or any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof.

If there is not enough cash available to pay other holders of Preferred Stock and Convertible Note Investors who choose option (i), funds will be distributed first to other holders of **Common Stock** and then holders of the Convertible Notes on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to Convertible Note Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Common Stock**, the Company will pay first the other holders of existing Preferred Stock, based on the terms of the Company's certificate of incorporation, and then holders of the Convertible Notes. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the Convertible Notes the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in the Convertible Notes do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the Convertible Notes. Investors in the Company's other securities or investors in Convertible Notes that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the Convertible Notes.

The Convertible Notes may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
			Choose	No
Common Stock	10000000.0	4250000.0	Yes	No
Debt Securities			Choose	No
Other				
			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	125000
Options:	2000000
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a Convertible Note is determined by the investor, and we do not guarantee that the Convertible Note will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$4 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$4 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stocks** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and

- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

The Company entered into Convertible Notes with various investors to provide initial start-up funding for the company. These notes pay interest of 5% annually, and will mature and be payable on 6/10/2017 or will automatically convert into equity into the company in the event that the Company sells preferred equity securities to one or more investors for aggregate proceeds to the Company excluding cancellation of indebtedness under the Notes or any other convertible debt of at least $1,500,000 no later than 6/10/2017, at a price per share equal to the lesser of eighty percent (80%) of the price per share paid for the financing securities or the price per share obtained by dividing $3,500,000 by the Fully-Diluted Capitalization of the Company immediately prior to the closing of the financing.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
12/2015	Regulation D, Rule 506(b)	Convertible Note	$175,000	General operations
4/2016	Regulation D, Rule 506(b)	Convertible Note	$45,000	General operations
6/2016	Regulation D, Rule 506(b)	Convertible Note	$100,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12-month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Marketing Rules, LLC is an LLC controlled by the family office of our CEO and it has a $40,000 Convertible Note with Exemplars, Inc. at the same terms as other Convertable Note holders.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Exemplars Inc. was incorporated in Delaware in September 2015. Our mission is Connecting, Educating and Empowering the World's Deaf Community. We build products that support our mission by creating value for Deaf people and hearing people interested in Deaf causes and sign languages.

Our offering Veditz (veditz.org), is an education marketplace and platform focused on improving education attainment for the 70 million global Deaf community.

- For hearing parents of a Deaf child this means helping the parent learn their country's main sign language and Deaf culture, right in their home or office via a computer, smartphone or tablet with the education tailored to them, from sign language educators around the world.

- For Deaf high school and college students, it means improving access to tutoring in math, science and literature by giving Deaf students and their schools, access to tutors serving the Deaf community directly to the student right on a computer, smartphone or tablet in the classroom or where the student is studying, with the tutoring delivered in sign language.

- For the daily lives of Deaf people, and any organization in need to find an interpreter for the Deaf it means having direct access to interpreters via a computer, smartphone or tablet, and not just those in their city; not having to go through an agency; only paying for the time used and not having to pay the normal 2-hour minimum; and also having on the spot interpreting.

- For the millions of people around the world learning a sign language it means peer-to-peer practice, the best way to master a sign language, and access to other learners equally eager to meet-up online and practice the same sign language via a computer, smartphone or tablet.

- And for the entire Deaf community it means access to full courses designed and delivered by teachers of the Deaf or people who know sign language, on a range of subjects, from sign languages; to K-12 subjects, college math, science, English; to career topics; hobby subject, and more, delivered in the users Sign Language on a computer, smartphone or tablet.

The company began operations in September 2015 and has been in a pre-revenue stage focused on designing, engineering, developing and testing our platform. The Company has created what it believes to be a valuable and tangible asset in the innovative software platform it has engineered and developed and the Board after consulting with Company advisors established a fair market value we believe is reasonable. Actual value of the software could differ materially from those estimates.

The Company was recognized for this technology innovation and named as one of 10 Under the Ed Radar start-ups for 2015, by EDUCAUSE, the association of university CIOs and CTOs in the USA.

The company expects to generate revenue in 2016 and in future years by collecting fees to host courses, tutoring and interpreting services conducted by independent teachers and interpreters who will use our platform.

Customers are required to provide an electronic payment card prior to using any paid services, and we automatically collect our fee as a percentage of the charges to the customer before the provider of the service receives their payment from the user. We book fees in the month we collect them.

As an early-stage company, we have experienced losses thus far in our operating history. Given the early stage of the Company our model is not yet proven and has high risk. At the core the Company has a social impact mission to serve the global good for the worldwide Deaf community as quickly as possible therefore we anticipate the Company will continue to experience losses at least through March 2018 in order to meet our growth objectives to serve Deaf people everywhere.

We launched our live Beta in April 2016 and in April we had 2,627 Active Users of which 547 became Subscribers. We expect to continue to grow our user base and convert 2% to 5% into paid users. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

Cash balances were approximately $70,000 as of December 31, 2015. Our cash and cash equivalents are held for working capital purposes. We do not enter into investments for trading or speculative purposes. Our policy is to invest any cash in excess of our immediate requirements in investments designed to preserve capital and provide liquidity. Substantially all of the Company's cash is held in a large, widely recognized bank that the FDIC insures and which management considers financially stable. We anticipate using our available cash for operations within the year. We base this estimate on estimated
cash flows.

We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for our Company. The proceeds of this offering will enable the business to continue to pursue its main activities and are necessary to our viability.

Net cash used in operating activities primarily consisted of net loss and accrued liabilities. Net cash used by operating activities was $(104,663) for the year ended 2015, which was driven by our operating loss.

We have financed our operations through issuances of convertible debt and other debt securities. Since inception, the Company has raised $220,000 cash in exchange for several convertible notes payable (collectively, referred to as the "Notes"). With some minor exceptions, the terms of the Notes are nearly identical, as described below.

These notes pay interest of 5% annually, and will mature and be payable on 6/10/2017 or will automatically convert into equity into the company in the event that the Company sells preferred equity securities to one or more investors for aggregate proceeds to the Company excluding cancellation of indebtedness under the Notes or any other convertible debt of at least $1,500,000 no later than 6/10/2017, at a price per share equal to the lesser of eighty percent (80%) of the price per share paid for the financing securities or the price per share obtained by dividing $3,500,000 by the Fully-Diluted Capitalization of the Company immediately prior to the closing of the financing.

We expect these trends to continue in the current fiscal year and in the coming few fiscal years.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Timothy M. O'Connor, certify that:

(1) the financial statements of Exemplars Inc. included in this Form are true and complete in all material respects; and

(2) the tax return information of Exemplars Inc. included in this Form reflects accurately the information reported on the tax return for Exemplars Inc. filed for the fiscal year ended 2015.

Timothy M. O'Connor
CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.veditz.org/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Convertible Note Purchase Agreement
- Convertible Promissory Note

Appendix C: Financial Statements & Tax Returns

- Financials 1

Appendix D: Director & Officer Work History

- Arlene Garcia-Gunderson
- Daniel Tucholski
- Daniil Brodovich
- Timothy M. O'Connor

by Wefunder Portal LLC

INVEST IN VEDITZ

Improving education for 70 million deaf people and their families



CLOSING IN 8 DAYS

Invest until 11pm EDT on Oct 10

77
investors

$51,645
raised of $25K-$100K goal

Convertible Note

$3.5M valuation cap | **20%** discount | **5%** interest

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $3.5M in the future.

INVEST $25,000+ FOR VOTING RIGHTS

$100 min INVEST

FOLLOW FOR UPDATES SHARE TWEET

COMPANY PROFILE UPDATES (15) ASK QUESTION

> *We make education for 70 million deaf people, their families, and those interested in Sign Languages more accessible, easy, fun, effective and affordable through the first online peer learning and tutoring platform built for the Deaf and accessible on a desktop or mobile device, anytime, anywhere.*



Tim O'Connor
CEO, VEDITZ

KEY FACTS

- 2,300 Beta users in 67 countries signing 31 different sign languages; with a user rating of 4.96 out of 5.00. Spent ZERO in paid media to create the Beta.
- In three months our ASL videos have been watched over 700,000 making us the world's most watched Facebook site focused on ASL.
- Launched ASL Math Academy, the 1st website teaching math in American Sign Language.
- Top 10 EdTech Innovation in '15 recognized by EDUCAUSE, for our innovative and unique WebRTC mobile, cross-device and on-demand video platform (PC, Mac, Chromebook, iOS and Android); only one of its kind in EdTech.
- Patent Pending of the first sign language learning system to use motion caption technology for realtime student feedback. Introducing Apogee to the Veditz platform this Winter.

INVESTOR PERKS

$500+ Choose either: 1) Receive a package of one Apogee motion sensor and one Apogee language/level course. Apogee by Veditz is the 1st sign language learning system to use motion caption technology for real-time student feedback, with integrated social gaming to make learning fun, or 2) Receive 30-minutes of personalized ASL or deaf culture coaching by Arlene Garcia-Gunderson our President (she's also President of the ASL Teachers Association), or in Japanese Sign Language by Danny Gong our Regional President Asia (he's also CEO of DeafJapan) via Veditz. You can invite your friends or it can be a one-on-one session.

$1,000+ Choose either: 1) Receive a package of two Apogee motion sensors and two Apogee language/level courses. Apogee by Veditz is the 1st sign language learning system to use motion caption technology for real-time student feedback, with integrated social gaming to make

OUR AMBITION

We won't stop until every Deaf person in the world has access to quality education in their chosen sign language delivered right to them via a desktop or mobile device. We are committed to making a significant contribution through our services to improving the lives of Deaf people everywhere and increasing education attainment, including High School and College graduation rates and attainment of employable skills, thus leading to reducing under- and unemployment rates for the Deaf.

DOCUMENTS

Video Transcript

MOBILE EDUCATION UNIVERSITY COLLEGE SCHOOLS TUTORING INTERNATIONAL DEAF SIGN LANGUAGE

learning fun, or 2) Receive 1-hour of personalized ASL or deaf culture coaching by Arlene Garcia-Gunderson our President (she's also President of the ASL Teachers Association), or in Japanese Sign Language by Danny Gong our Regional President Asia (he's also CEO of DeafJapan) via Veditz. You can invite your friends or it can be one-on-one sessions. You can break this into two 30-minute sessions, one with each of them.

$2,000+ Get a specially commissioned and original 8 x 10 inch oil painting by famed deaf artist Nancy Rourke plus receive 2-hours of personalized ASL or deaf culture coaching by Arlene Garcia-Gunderson our President (she's also President of the ASL Teachers Association), or in Japanese Sign Language by Danny Gong our Regional President Asia (he's also CEO of DeafJapan) via Veditz. You can invite your friends or it can be one-on-one sessions. You can break this into four 30-minute sessions across the two of them. Plus receive a package of one Apogee motion sensor and one Apogee language/level course. Apogee by Veditz is the 1st sign language learning system to use motion caption technology for real-time student feedback, with integrated social gaming to make learning fun.

$5,000+ Get a specially commissioned and original 11 x 14 inch oil painting by famed deaf artist Nancy Rourke plus receive 4-hours of personalized ASL or deaf culture coaching by Arlene Garcia-Gunderson our President (she's also President of the ASL Teachers Association), or in Japanese Sign Language by Danny Gong our Regional President Asia (he's also CEO of DeafJapan) via Veditz. You can invite your friends or it can be one-on-one sessions. You can break this into eight 30-minute sessions across the two of them. We'll also cook you dinner in San Francisco or Denver and spend the evening with you sharing more about Deaf culture and our plans for Veditz. Plus receive a package of one Apogee motion sensor and one Apogee language/level course. Apogee by Veditz is the 1st sign language learning system to use motion caption technology for real-time student feedback, with integrated social gaming to make learning fun.

$10,000+ Get a specially commissioned and original 16 x 20 inch oil painting by famed deaf artist Nancy Rourke, plus receive 8-hours of personalized ASL or deaf culture coaching by Arlene Garcia-Gunderson our President (she's also President of the ASL Teachers Association), or in Japanese Sign Language by Danny Gong our Regional President Asia (he's also CEO of DeafJapan) via Veditz. You can invite your friends or it can be one-on-one sessions. You can break this into sixteen 30-minute sessions across the two of them. We'll also cook you dinner in your home (anywhere within the 50 USA states, Puerto Rico, USVI or Canadian provinces) and spend the evening with you sharing more about Deaf culture and our plans for Veditz. And for 6 months we'll list your name at the bottom of the iOS and Android apps for all the world to see! Plus receive a package of one Apogee motion sensor and one Apogee language/level course. Apogee by Veditz is the 1st sign language learning system to use motion caption technology for real-time student feedback, with integrated social gaming to make learning fun.

WHY I LIKE VEDITZ

"

Exemplars and it's Veditz offering delivers phenomenal value proposition to every stakeholder, including investors: a rarity in the much hyped, revenue challenged, too seldom cash positive EdTech market.

Vertical focus addressing extraordinary challenges the Deaf confront pursuing education - converts a tragedy faced by so many deaf otherwise highly talented/brilliant/ambitious individuals - into positive transformational success stories.

Advanced and award-winning innovative tech platform that's hard to match. And savvy/super motivated team bring deep domain experience and expertise. Initial Deaf market can support business value approaching/exceeding $1B. Company is ready to rock 'n roll!!



Stephen Roulac

VEDITZ INVESTOR & CEO ROULAC GLOBAL. FORMER PROFESSOR STANFORD AND BERKELEY. - INVESTED IN VEDITZ

THE BUZZ ABOUT VEDITZ

I really love how Veditz is progressing; such an important key missing piece for mentorship, quality ASL education and for ITP students

Thomas Horejes, Ph.D.

Executive Director DEAF Inc.

I really think this is amazing. This couldn't have come along in a more perfect time in my life!

Anna Nichols

College Student Columbus State Community College

As George Veditz quoted in 1913; It is my hope that we will all love and guard our beautiful sign language as the noblest gift God has given to deaf people. And it is our duty to maintain the gift and Veditz.org is presently delivering this mission.

David Simmons, M.A.

University of Texas as Austin, 2016 Foreign Language Teacher of the Year

Awesome! This is great. I hope to see this endeavor catch the deaf community on fire!!

Fern Reisinger, M.A.

Retired Director of Education at the American School for the Deaf

Everything looks exemplary! So excited about Vedtiz.

Regan Thidodeau, M.E.

Nationally recognized university educator and interpreter of ASL.



DTV News - Timeline | Facebook

August 2, 2016

There is a new company called Veditz. What is it all about? Join us as we find out in a special report! #DTVNews #DPANtv #Veditz #Education #ASL Thank you Arlene for your hard work and your contribution to the story. [CC Available]

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July 28, 2016

Our crowdfunding column covers new ground this week by focusing on women entrepreneurs who are searching for equity investors. When people think of crowdfunding, they tend to picture raising money on platforms like Indiegogo and

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Very exciting news for social impact startups. By now you have probably heard that Title III of the JOBS Act has finally been enacted and now almost anyone can invest in early age startups. Previously, U.S. law prohibited unaccredited investors from

BEING DEAF IS A REALITY FOR 70 MILLION PEOPLE

Deaf people are Doctors, Lawyers, Teachers, and Scientists. Veditz is connecting, educating and empowering the world's Deaf population and improving education attainment for all Deaf people by delivering education and tutoring in K-12 to College to Career Skills primarily in the person's native sign language.











BUT THEY ARE OFTEN LEFT BEHIND

Education is failing Deaf people. Only 2% of the world's Deaf population have equal access to the education their hearing peers receive. This leads to tragic results. In the U.S. alone 29% of Deaf students drop out of school (opposed to 7% for other students).

29%
High School Dropout Rate

70%
College Dropout Rate

73%
Under/Unemployment Rate


High School Dropout Rate
30
20
10
0
Students
All students
Deaf students


College Dropout Rate
70
60
50
40
30
20
10
0
Students
All students
Deaf students


Under/Unemployment Rate
80
70
60
50
40
30
20
10
0
Adults
All people
Deaf people

WE'RE IMPROVING EDUCATION

Veditz allows the Deaf community to access tutors on-demand, from any device, anywhere. Just log on, set up what subject you'd like help in, and get help one-on-one from the best teachers.









Learn Anything

We tutor in ASL and other sign languages. Whether you need help with ASL, Math, Science, or other subjects, we're giving the Deaf access to education of all types.



Any Device, Anywhere

Veditz is the first mobile, on-demand and video chat tutoring for the Deaf and others learning one of the world's major sign languages wherever they are.

GIVING THE DEAF A FIGHTING CHANCE

Every K-12 and college in America has a budget for their deaf students, but that budget often goes unused because schools can't find local support. Veditz gives both the schools and deaf students an effective solution. And the opportunity is worldwide, we're already in over 30 countries.


OLATHE




K
L
M
S
T
U

Join us. Let's give the gift of education.

We are humbled about the outpouring of support, sign-ups and usage already for our product Veditz.

The need is real. The market is large. The time is now.

Our mission is clear. To connect, educate and empower the world's Deaf community and assure all 70 million Deaf people in the world have access to education in their chosen sign language.

It's a big worthy goal. But it's attainable. If impact investing and the potential to do well by doing good is of interest to you then we invite you to join us as an investor and help us improve the lives of Deaf people everywhere.

Peace,



Arlene, Dan and Tim

MEET THE FOUNDERS



Tim O'Connor

CEO

EdTech entrepreneur working to ensuring a quality and affordable education is available to underrepresented populations everywhere.



Arlene Garcia Gunderson

President

One of the USA's leading Deaf Educators and thought leaders and President of the American Sign Language Teachers Association.



Dan Tucholski

CTO

A full-stack developer formerly with IBM, NASA, JPMorgan Chase and others. Finalist in the 2013 University Hacker Olympics.

AND THE REST OF THE TEAM



Danny Gong

Regional President Asia

Founder of DeafJapan and a leading sign language advocate in Asia.



Vladimir Vityuk

VP Engineering

Prominent mathematician and physicist and expert in automation of business processes and system integration.

RAISED OVERALL $371,645 FROM 39+ INVESTORS

$175,000	$45,000	$100,000
December 2015	April 2016	June 2016
CONVERTIBLE NOTE	CONVERTIBLE NOTE	CONVERTIBLE NOTE



Thomas Pitera

Operating Partner, Blue Point Capital



Vivek Bhaskaran

Founder and CEO, QuestionPro



Susanne E. Cannon, Ph.D

Professor Emeritus, DePaul University



Steve Hanon

Chief Financial Officer at Avenues: The World School



William Tolerton

CEO TTT Holdings



Stephen Roulac

CEO Roulac Global, former professor Stanford and Berkeley

MORE INVESTORS

DETAILS

– COLLAPSE ALL

What's your major goal?

Our basic goal is best described through our tagline: "Connecting, educating, and empowering the world's Deaf community."

What does this entail?

This involves three distinct things. First, connection is so important because the Deaf community is spread out geographically, all over the world. This is different from, say, the Latino community, where there are pockets of people. Because the Deaf community is spread out evenly over the whole world, it's hard to connect them.

Once we set up a network for a community, we'd enable the second part of our mission: education. With education, we see major drop-out rates amongst Deaf youth. Just in the U.S. alone, there's a 30% drop out rate in high school, and a 70% drop-out rate in college. We want to improve education attainment for all Deaf people, especially the estimated 20 million Deaf people around the world aged 0 - 25, by delivering education and tutoring primarily in the person's native language: which is a sign language, not a verbal language.

When you combine these two missions, community and education, you have a real opportunity to empower the Deaf community. Deaf people don't have equivalent access to information that hearing people do. To be able to connect with people that are experts in specific areas or disciplines, who can communicate through your primary sign language, regardless of where you are - that will help Deaf people be more successful no matter where they live in the world.

What are some of the challenges that the Deaf community faces today?

A big challenge that we address is access to education in a Deaf person's native sign language, both in their formal education and their home life. The importance of this starts, really, from birth, and remains important throughout the person's whole life.

As a Deaf child grows up, they're often placed in schools that don't have the accommodation for Deaf students. In fact in the USA alone, 90% of Deaf children are enrolled in traditional schools. The Deaf child might have no other Deaf peers in that school to help them learn their own language development and things of that nature. That creates a large number of Deaf students isolated in the public school systems. Oftentimes, they struggle in public schools, because they don't have the resources or the support set in place. By the time the kids are a little bit older, they're so far behind, linguistically, because of all of this.

The first pillar you mentioned was forming community. Why is this such a crucial first step for your platform?

The Deaf community is so spread out, and isn't concentrated in any local area. There currently isn't the density and concentration necessary to provide the resources that can really assist a Deaf person. But, with the internet, we can pool all of our people together for their expertise.

What does the density of the Deaf population look like?

The global Deaf community is estimated, by the World Deaf Association, to be 70 million people, so roughly 1% of the global population. The community is really spread out, so if you live in a rural area, you probably won't have too many Deaf people around you. Even if you live in a big city, like San Francisco, there will be a larger Deaf community, but they'll still pretty spread out. Even in those big metropolitan areas, they're not around the corner.

There are a couple of pockets with high population densities, particularly Austin, Texas, and Rochester, New York. Each of those cities have about 70,000 Deaf people living there, mostly because both those cities have big Deaf schools. It attracts people.

What avenues currently exist for forming community, online or off?

There used to be these things called Deaf Clubs, where Deaf people would physically get together and build a community. Clubs hosted social events as varied as holiday parties, lectures, fundraisers, plays, and performances. Clubs also sponsored athletic events and group outings. Those have pretty much gone away, so now, the Deaf community tends to use the internet to try to connect with each other.

Online forums are big, but, as we all know, those forums often don't have the greatest user interface. Even when you get into things like Facebook, you can find people through groups, but even then you're limited. It's really hard to search and find someone with a particular set of skills, who signs your sign language, and then set up a live video chat with them.

There are messaging services that are really popular, like Glide, which is basically chat messaging through video. That's really commonly used, but even so, the lack of a deep online community is really startling. Nobody's really concentrated on this vertical market of communications before, so it's very limited.

Why is your solution better than the current online platforms for the Deaf community?

Our platform streamlines the process of finding and connecting with the exact person within the community that you need to connect with. Because the Deaf population is so scattered, despite the accessibility of computers and the internet, it's still really hard to find experts and resources within the community. For Deaf people as a community, we have to think about where we can find those really valuable resources, and how we can make them available through video as we are visual communicators.

And, our platform makes actually connecting with those people so much easier, as well. You don't have to ask for their Skype information, and go through all of that. You just press one button within the system, and within seconds you're connected via live video chat. In fact, our video chat service has been getting better feedback than Skype: we've made simplicity of use our number one priority, and have tailored every part of the experience specifically to the needs of our community.

You also discuss about the lack of support Deaf students find in schools and universities. Can you expand on that? ^

As the child grows up, they're often placed in schools that don't have the accommodation for Deaf students. The Deaf child might have no other Deaf peers in that school to help them with their own language development and things of that nature. Oftentimes, they struggle in public schools, because they're isolated and don't have the resources or the support set in place.

Once you get to the college level, there are 3,000 colleges who report one or more Deaf students in the United States. Of those colleges, 25% report to the U.S. Department of Education that they can provide zero interpreting for their Deaf students.

Even public universities, which you think of as having laws in place to disallow this, very often don't have these interpretive services at all. They'll actually report to the U.S. Department of Education that they're in violation with equal accommodations laws. Still, there's often no enforcement of that because the U.S. Department of Education recognizes that, in a lot of cases, there's little you can do about it.

How many students are affected by this lack of interpretive service in universities? ^

We know that there are roughly 125,000 Deaf people in colleges in the United States. Of the colleges that serve those students, 25% of those have zero interpreting, and another 35% say it's really spotty at least. We believe that, ultimately, 50-75% of Deaf college students are woefully underserved.

What educational support are you providing? ^

We've already started, and launched, the "peer-to-peer practice partner portal," where anyone can sign up and connect with anyone in the Deaf community or learning a sign language. You just build a profile indicating your background, sign language you use, your skills and qualifications, special affinity groups you want to be a part of, and more and then search for whoever you want to connect with. That launched 3 weeks ago, in early April, and we have already seen huge results. We had 2,627 unique active users and 547 became subscribers, and we've spent $0 in paid media to achieve this.

Next month (early June), we'll be launching our tutoring system. We've already built a network of 300+ tutors, teachers, and interpreters who come from Penn, from Princeton, from Gallaudet and more. Gallaudet University is the preeminent university in the world for Deaf people and several of their faculty are testing Veditz. Right now, we've got many professors using it, who've said it will support their teaching efforts over summer.

What's enabled by building this network within the educational space? ^

When you're starting with a dispersed population problem to begin with, it becomes a real challenge to find a tutor: you need to find not only an expert, but one who uses sign language or you have to find a tutor and an interpreter.

Because our platform seamlessly combines the goals of forming community and educating that community, the searchability and thoroughness of our database becomes key. You can customize what you're looking for, so if you're looking for someone who can help you with body language, who is ASLPI-4 or higher rated, who lives in California and is a CODA (Child of a Deaf Adult), those profiles will come right up. There may be zero or there may be 5 of them, but you'll be able to see their full profile. You'll know their job history, whether they've linked LinkedIn or Facebook, everything. Suddenly, you can find exactly what you want.

We've also enabled ratings, so other people in the community can see a really important measure of a person's skills, defined by the Deaf community itself. That way, you can see if, say, a particular teacher is really skilled with legal terminology. If you're a parent in Palo Alto looking for a tutor for your Deaf child - the best tutor - you can find that person on our platform. And even if they live on the other side of the country, with our service, you can have that person tutor your child.

In the USA alone there are an estimated 315,000 Deaf students in elementary and high schools, with 90% going to non-Deaf schools. To support these students (and also hearing students with supplemental education needs), there's actually all this governmental after-school tutoring funding available for parents to find tutors. By September, we expect we will be able to be a provider of that, starting in California. The state of California spends over $500 million annually for after-school tutoring for students in need of support, but Deaf students don't participate in these free state funded programs as much as they can because of lack of access. With Veditz we will solve that problem because in California online tutoring is allowed. Parents of students with supplemental education support needs let the school district know their preferences, and the school district pays the tutoring company, at a recent average of about $65.00 an hour.

In this government-funded tutoring program you're hoping to participate in, what is your role? ^

We'll handle both the application and the reimbursement process. Otherwise, it's a real hassle for the individual tutor. If you want to tutor in multiple school districts throughout a state, you have to send an application to many districts with your credentials and everything. We're going to take care that for them, and apply as a platform, just as other tutoring companies that service hearing students do.

Basically, we make it easy for people with expertise in a specific area, with skills that are maybe not in high demand in their local area, to connect with the higher demand nationwide and globally. We're making it easy for them to find people, much easier than what used to be possible through forums, and then we're taking care of all the logistics that enable that tutoring. By streamlining that entire process, we can basically give parents an ability to get tutoring for their children, and the tutors the ability to get compensated in a way that wasn't at all possible beforehand.

Beyond the tutoring, what other educational programs do you have planned? ^

Later this summer, we'll launch full courses on the site, using the 300 teachers we already have on-board, as well as adding more teachers to our network. We will host star professors, and the lessons will be high-quality and curated; not anyone can just build a course. We're talking to renowned sign language teachers, university Ph.D's and we're getting educators contacting us daily. It works because the teachers we're working with already have the content. We don't need to build it. They just need the tools, and marketplace to market to the whole world their abilities.

In what ways does your teaching service cater particularly to the Deaf community?

Deaf people are visual people, and so everything needs to be accessible that way. And, it's important to note, languages such as English is a second language, not a first. Deaf people do need to have good reading skills, but like everyone, Deaf people will still learn best through their own language; in the USA that would be American Sign Language or ASL.

It's also important to note that American Sign Language isn't a direct translation for English. It's an entirely different language. So, if a Deaf person wanted to go online and learn about, say, the Pythagorean Theorem, they could read about it like any English-speaking person. But, for the Deaf person, it's their second language, and the average reading level of a Deaf person in college is less than the average hearing college student.

Also, anybody could read about the Pythagorean Theorem and still have struggles; that's why so many students get tutors. A lot of people need something more to get the lesson; they need someone to interact with them. So, our tutors can give that interaction that we've seen really helps, and we can have that interaction take place, first and foremost, in the student's native language.

Beyond the educational services of tutoring and courses, what other services do you have planned?

For the daily lives of Deaf people, and any organization in need to find an interpreter for the Deaf it means having direct access to interpreters via a computer, smartphone or tablet, and not just those in their city; not having to go through an agency; only paying for the time used; and also having on the spot interpreting.

Here's why this is a big deal. Today if you are a school or a company and you need an interpreter you contact a local agency, most of the time via email as their website are pretty archaic. The agency then contacts interpreters and in a few days the agency contacts you saying they can or can't help and who they will send. They don't normally give you a choice. And normally you must pay for a minimum of 2 hours of time, even if you just need an interpreter for an hour long class or business meeting. And if they person lives 30 minutes away you normally have to also pay for travel time. And finally the hourly cost will be $70 and on up; in New York City it's not uncommon to have to pay $150 per hour.

So in summary. Poor scheduling process. Have to use a middle-person who selects for you. Only have access to people in your town. Minimum charges. Might have to hire multiple people. And high hourly rate.

With Veditz you the consumer are in charge. You can search for interpreters throughout the world who sign the sign language you are looking for, review their bios and reviews, communicate directly with them, schedule an interpreting session directly with them, and find someone in your price range. Why spend $150 an hour for an interpreter in New York City when the perfect person might be in Hawaii and charging $60 an hour. And even better if you just need someone for one hour that's what you pay for and not the 2-hour minimum or $300. That's a huge savings and you get access to a wider pool of talent. Plus you never pay for travel time.

What are some of the other issues facing the Deaf community that you address?

This language barrier becomes one of the first issues that the parents will face, right at birth. Ninety percent of all Deaf children are born into households where both parents are hearing, and it is rare that these parents will already know their country's main sign language, because they've never had to learn. Setting up a foundation of linguistics and communication at home, in the kids' own language, is so important; it helps with their emotional challenges and barriers, helps with the education issues, everything. But, it's currently really hard for these parents to not only learn sign language, but also to learn how to be a parent of a Deaf child. We're trying to supply that kind of service and support.

Why is it so hard for parents to learn sign language?

Parents often say there aren't enough resources to learn. Option A is to enroll in a school, in a community college type of program. Often, though, these are classes meant for interpreter training programs, but aren't designed for parents to learn to communicate with their children. Also, you have to deal with the logistics of going someplace to attend the class, and, if you work and the class is only offered during the day, that's a major roadblock.

You might think a good alternative is to go online, but, shockingly, there are zero online education providers that can actually teach sign language. There are a lot of sites that have videos where you can learn some words, but they're not structured as a full learning program. And even if they did watch videos, you'd still need a space to practice it. It's like any foreign language; you have to practice with somebody. Where can you find that person? Where can you meet others going through the same thing as you? That's what we do.

How are you helping these parents?

We want to match the parents of Deaf children with teachers who can teach them sign language, but also with other parents who have been in their shoes before. That's our starting point. This is especially important as a young child, because then, they can learn directly from their parents; that's so powerful.

You launched three weeks ago; what are some KPI's from your launch?

We've found that it's highly viral, so not only are people using it, they're liking it enough to tell other people. Our average user has come back 1.85 times in 3 weeks. We've had 2,627 unique active users and 547 became subscribers, and we've spent $0 in paid media to achieve this. The market is very viral and word of mouth driven.

What lessons did you learn from the launch, and what are you adjusting as you move forward?

We've had very few issues with people being able to figure out how to intuitively use the platform, so that's been good. We're still working, though, on making things even more intuitive for all of our users. There's so much diversity within the Deaf community, so we've been expanding our help desk to address all the needs of our users.

And we did get a lot of feedback on the different classifications people would find useful, so we've been editing the filters to make everything more searchable. For example, we've been getting feedback from parents who want to more specifically classify themselves, to make it easier to connect with more specific communities, such as connecting with others of the same religious interest, hobbies or other affinity groups.

How are you acquiring users, and how do you plan to grow faster?

We started by finding 13,000 people who are, in some way, involved in the Deaf community: they're interpreters, they're teachers, they're on websites of Deaf groups. We built an email list of those people, and now, at least once or twice a week, we send them emails, updates on what we're doing. Every time we send that list, we get another batch of people to sign up. So far, we've sent about 10 emails to that list, and we're going to keep sending more.

Beyond that, it's mostly been word-of-mouth right now, and we want to just keep doing that, keep the focus on the community. About 55% of the people who have now signed up were never on that initial email list, so we're seeing people start to tell other people about it. To capitalize on this, in late April we started a "refer a friend" program. Through only one push of that, we received about 125 referrals from only 15 people. That's a large proportion of referrals per person.

The third thing we've set up is our "college ambassadors". We have 50 college students in that program now, and they are in the process of getting trained to tell all the college students about this, both Deaf students and those learning American Sign Language; in fact there are about 135,000 USA college students who are annually enrolled in ASL as a foreign language. It's the 3rd most popular foreign language in USA colleges and the only major foreign language experiencing substantial growth.

Who will your partners be?

We've had two Deaf schools reach out to us already and ask for information to pass on to their students' parents, including the California School for the Deaf, which is huge because they're one of the largest Deaf schools in the country and they contacted us. And we've also already gotten the American Sign Language Teacher's Association to send their members information on our service. All this in just our first month.

Where will your revenue come from?

Paid tutoring is a proven market; it's a $100 billion market globally. That comes from GSV Capital a major EdTech investment firm in Silicon Valley. Other estimates put it at $90 to $120 billion, so, by all estimates, it's a huge market. We believe that the tutoring market for the Deaf community alone is in the $3 billion range, and that only quantifies off-line tutoring. We know that when the industry moves online, you're going to see all the benefits of that convenience add to this number, and the market will drastically expand. And then when you add in education and interpreting for the Deaf, we estimate the global market which we can serve is about $8B. And presently it's mostly served by mom and pop providers; it's a highly fragmented market.

What do you project that revenue to be?

We're going to take a percentage cut of all the tutoring and class fees that come through our platform. So, right now we're taking 15% of the volume that comes through one-on-one support.

If we can get just 6% of the global Deaf market using our platform in the next 5 years, and we convert just 5% of those users into paying consumers, we think that can produce roughly a $30 million a year EBITDA business. Just through this cut of the fees alone, we have a very proven model for success. But we know this with other industries, that once the internet ascends on it one player tends to get a majority share. If 30% of the market went online and one provider achieved a 50% share then there is a pathway that company could produce $250 million a year in EBITDA for that market leader. And remember the market is already there; it's just spent with a few thousand small local mom and pop providers.

Once we scale, we've found we can expand in ways that not only improve our bottom line, but also improve everyone's experience of the service. For example, when we're able to offer group tutoring, it will allow us to take a bigger cut, make more money, and still allow the tutor to be paid more per lesson, while each parent or school pays less.

Who's currently a part of your team? ^

Arlene Garcia Gunderson is President and co-founder, and was born Deaf and is one of the leading Deaf educators in the world as she is President of the American Sign Language Teachers Association. She has also been a K-12 principal, college professor and college administrator within Deaf schools including Gallaudet University, the world's preeminent university serving the Deaf community.

Tim O'Connor is CEO and co-founder, and has been a teacher and/or administrator at several leading education institutions including, UniversityNow, La Salle University, and Siemens corporate education organization. He's taught college marketing and high school Computer Science, and he's been a product manager up through VP Marketing at global tech giants Honeywell and Siemens.

Dan Tucholski is CTO and co-founder, and is a full-stack developer and has been a software engineer at some of the most technology sophisticated companies in the world including IBM, NASA and JPMorgan Chase, and he was a finalist in the 2012 University Hacker Olympics when he was a Computer Science student at The Ohio State University.

Plus we have terrific Advisors including Thomas Horejes Ph.D. and Executive Director, DEAF Inc.; Susanne Cannon, Ph.D. and Professor Emeritus DePaul University; and John Williams Ph.D. and Dean Emeritus Morehouse College.

ASK A QUESTION

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ASK QUESTION

Anna S. Greenfield Jun 24

What do I get out of my investment besides the "perks"? (ie, dividends, etc.?)



Tim O'Connor CEO FO[illegible] Jun 24

Hi Anna. Since you used the word perks, and WeFunder uses that a specific way I'm not sure if you were or were not including investment returns (ie, dividends) in that. So let me answer the question "what do people get out of investing in Veditz."

Since it is an "investment" and not a donation, there is the possibility of a return. I say possibility since while all Startups believe (and we do too!) that they'd do tremendously from an economic perspective if you look at hundreds of Startups you see that they either win big or go bankrupt and most fall into the later category. When you're trying to make a big change in the world there are big risks and challenges, otherwise someone would
have already solved the problem. So you could lose all your money. Consider Startups, such as ours, more like socially-good lottery tickets.

Which leads me to what I think is the big thing people get out of investing in Veditz. As Jeff Siegel, publisher of Green Chip Stocks said in his June 10th analysis report to his readers, "[Veditz] I believe is a chance to make an enormous amount of money while helping facilitate the growth of a company that is doing something honorable, righteous, and of course, socially-responsible. If helping a company who is working to improve education attainment and employability of the world's 70 million Deaf population is something you feel is worthy, then that I think more than anything is the "perk" that comes with investing in Veditz.

I hope this answers your question and if not please ask more and I'll give it another shot.

Peace

Tim

LIKE

Ruth Chin INVESTOR Jun 24

What is Exemplars, Inc. and what is their relationship w/ Veditz? Edit: Ok, I figured out who Exemplars is. So I'm amending this question to ask: why are you seeking crowdfunding instead of the usual ways of raising funding? If Exemplars is profitable, why are you not just choosing to grow organically vs. bringing in investors and all the overhead we require?



Tim O'Connor CEO FOUNDER Jun 25

Hi Ruth. And really glad to have you as an investor. Great question as to why any company would want many small investors versus just VCs. We aren't seeking crowdfunding instead of the usual ways of raising funding. We think providing people who most care about our mission to be given an opportunity to make a small investment in the company makes us a stronger company. Without WeFunder we would be limited to accredited investors and professional VC funds. We are very happy to have raised $220,000 in Convertible Notes over the last 6 months from high net worth and strategic Angels, and we are continuing that fund raising approach plus we've begun conversations with professional VC funds but
they take months and we are a bit early for them. So we see WeFunder as augmenting our other traditional fund raising approaches which is why we've kept the raise via WeFunder at a goal of $50K - $100K. So the net is, it's all about giving a average investor who cares about our mission the chance to be involved; which is I think the really cool thing about WeFunder in general. And as to you asking "If Exemplars is profitable...", as stated in our Form C and our GAAP financials we are not profitable. We are a typical early stage company (just went into Beta in April with tremendous 2 month traction; we have members in 50 countries!) and we anticipate our operations will not provide us with sufficient funds to drive rapid growth for the near term. And finally we don't think bringing in smaller investors adds more than a marginal amount of time and expense, and is far outweighed by the benefits. And one of those benefits is people like you asking tough and insightful questions; plus evangelizing with your friends too. Let me know if you have other questions I can help you with. Again glad to have you as an investor.
Peace
Tim

LIKE

MORE QUESTIONS

RISKS SPECIFIC TO VEDITZ

1. We do not achieve Product/Market fit necessary to achieve our growth and adoption goals.

2. Students and Colleges do not adopt the platform at our planned rates
and therefore we do not achieve our revenue targets.

3. Professors and Teachers do not adopt the platform for customized course development at the rates we plan for.

4. We fail to achieve our expansion goals into sign languages beyond ASL.

5. Our operating cost could exceed our plans, as we do not control the cost for key 3rd party provider's services.

6. We fail to retain existing users or add new users, or if our users decrease their level of engagement with us, our revenue, financial results, and business may be significantly harmed.

7. Growth in use of competitors' entering the market as a substitute for use of our platform may negatively affect our revenue and financial results.

8. We depend upon effective operation with operating systems, browsers, networks, and standards that we do not control.

9. We may not be successful in our efforts to grow and further monetize
the platform.

10. We cannot assure you that we will effectively manage our growth.

11. Our CEO, CTO or President leaves the company and we are not able to find an acceptable replacement.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Veditz is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?
How do I earn a return?
How is Wefunder compensated?
How do convertible notes work?
Have another question?

Exemplars Inc.

Consolidated Balance Sheets UNAUDITED

(In dollars)	As of December 31, 2015
ASSETS:	
Current Assets	
Cash and Cash Equivalents	$70,337
Total Current Assets	$70,337
Net Property, Plant & Equipment	$720,788
Property, Plant & Equipment - Gross	$720,788
Computer Software and Equipment	$720,788
Accumulated Depreciation	$0
Goodwill	$0
Other Assets	$52,000
Total Assets	$843,125
LIABILITIES AND STOCKHOLDERS' EQUITY:	
Current Liabilities	
Accrued Expenses	$70,000
Total Current Liabilities	$70,000
Convertible Notes Payable	$175,000
Total Liabilities	$245,000
Commitments and contingencies	
Stockholders' Equity	
Preferred stock, $0.00001 par value, 2,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2015	$0
Common stock, $0.00001 par value, 10,000,000 shares authorized; 4,250,000 shares issued and outstanding at December 31, 2015	$43
Additional paid-in capital	$0
Retained Earning (Accumulated Deficit)	$0
Treasury Stock - Common	$0
Other Equity, Total	$598,082
Total Stockholders Equity	$598,125
Total Liabilities and Stockholders Equity	$843,125

The accompanying notes tab is an integral part of these consolidated financial statements.

UNAUDITED

Exemplars Inc.

Consolidated Statements Of Income

(In dollars)		Year Ended December 31,
		2015
Revenue		$0
Costs and Expenses		
	Cost of Revenue	$0
	Research and Development	$105,638
	Marketing and Sales	$33,685
	General and Administrative	$35,340
Total Costs and Expenses		$174,663
Income From Operations		($174,663)
Interest and Other Income/(Expense), Net		$0
Income Before Provision For Income Taxes		($174,663)
Provision For Income Taxes		$0
Net Income		($174,663)
Less: Net Income Attributable To Participating Securities		$0
Net Income Attributable to Common Stockholders		($174,663)
Earnings Per Share Attributable to Common Stockholders		($0.0411)
Weighted Average Shares Used to Compute Earning Per Share Attributable to Common Stockholders		4,250,000
Share-based Compensation Expense Included in Costs and Expenses		$0

The accompanying notes tab is an integral part of these consolidated financial statements.

Exemplars Inc.

UNAUDITED

Consolidated Statements Of Cash Flows

(In dollars)			Year Ended December 31,
			2015
Cash Flows from Operating Activities			
	Net Income		($174,663)
	Adjustments to Reconcile Net Income to Net Cash Provided by Operations		$0
	Changes in Assets and Liabilities		
		Accrued expenses and other current liabilities	$70,000
	Net Cash Provided by Operating Activities		($104,663)
Cash Flows from Investing Activities			
	Net Cash Used in Investing Activities		$0
Cash Flows from Financing Activities			
	Proceeds from long-term debt, net of issuance cost		$175,000
	Net Cash Provide by (Used in) Financing Activities		$175,000

Effect of Exchange Rate Changes on Cash and Cash Equivalents	$0
Net Increase in Cash and Cash Equivalents	$70,337
Cash and Cash Equivalents at Beginning of Period	$0
Cash and Cash Equivalents at End of Period	$70,337

The accompanying notes tab is an integral part of these consolidated financial statements.

Exemplars Inc.
Consolidated Statements Of Stockholders' Equity

(In dollars)	Common Stock Shares	Common Stock Par Value	Additional Paid-In Capital	Accumulated Other Comprehensive (Loss) Income	Retained Earnings	Other Equity	Total Stockholders' Equity
Balances at December 31, 2014	-	-	-	-	-	-	-
Issuance of common stock, net of issuance costs	4,250,000	$ 43	-	-	-	$ 598,082	$ 598,125
Issuance of common stock for cash upon exercise of stock options	-	-	-	-	-	-	-
Issuance of common stock to nonemployees for past services	-	-	-	-	-	-	-
Issuance of common stock related to acquisitions	-	-	-	-	-	-	-
Issuance of common stock for settlement of restricted stock units (RSUs)	-	-	-	-	-	-	-
Shares withheld related to net share settlement	-	-	-	-	-	-	-
Conversion of preferred stock to common stock	-	-	-	-	-	-	-
Share-based compensation, related to employee share-based awards	-	-	-	-	-	-	-
Tax benefit from share-based award activity	-	-	-	-	-	-	-
Other comprehensive income	-	-	-	-	-	-	-
Net income	-	-	-	-	-	-	-
Balances at December 31, 2015	4,250,000	$ 43	-	-	-	$ 598,082	$ 598,125

The accompanying notes tab is an integral part of these consolidated financial statements.

Notes to Consolidated Financial Statements

UNAUDITED

Organization and Description of Business: Exemplars was incorporated in Delaware in September 2015. Our mission is Connect, Educate and Empower the World's Deaf Community. We build products that support our mission by creating value for Deaf people and hearing people interested in Deaf causes and sign languages. In 2015 we were pre-revenue and we focused efforts on designing, developing and Alpha testing our platform. The company expects to generate revenue in future years by collecting fees to host courses, tutoring and interpreting services conducted by independent teachers and interpreters who will use our platform. Given the early stage of the Company this model is not yet proven and has high risk. At the core the Company has a social impact mission to serve the global good for the worldwide Deaf community as quickly as possible therefore we also anticipate the Company will continue to require investment capital greater than our means to produce it through Company operations, in order to achieve our growth goals to serve Deaf people everywhere.

Basis of Presentation: We prepared the consolidated financial statements in accordance with U.S. generally accepted accounting principles (GAAP). The consolidated financial statements include the accounts of Exemplars Inc. There are no wholly owned subsidiaries or intercompany transactions.

Use of Estimates: Conformity with GAAP requires the use of estimates and judgments that affect the reported amounts in the consolidated financial statements and accompanying notes. These estimates form the basis for judgments we make about the carrying values of our assets and liabilities, which are not readily apparent from other sources. We base our estimates and judgments on historical information and on various other assumptions that we believe are reasonable under the circumstances. GAAP requires us to make estimates and judgments in several areas, including, but not limited to, those related to revenue recognition, collectability of accounts receivable, contingent liabilities, fair value of financial instruments, fair value of acquired intangible assets and goodwill, useful lives of intangible assets and property and equipment, and income taxes. These estimates are based on management's knowledge about current events and expectations about actions we may undertake in the future. Actual results could differ materially from those estimates.

UNAUDITED

Cash and Cash Equivalents: The Company maintains all cash in highly liquid bank accounts, and no cash is invested in cash equivalent instruments

Computer Software and Equipment: The Company has created what it believes to be a valuable and tangible asset in the software platform it has created and the Board after consulting with Company Advisors establishes a fair market value minimally on an annual basis at the end of the financial year.

Other Assets: The Company has created various marketing assets including contact lists of thousands of potential customers of our products and services, which the Company believes are a tangible assets which the company would have to purchase had it not developed them in-house. These assets also have ongoing value to the Company.

Convertible Notes Payable: The Company entered into Convertible Notes with various investors to provide initial start-up funding for the company. These notes pay interest of 5% annually, and will mature and be payable on 6/10/2017 or will automatically convert into equity into the company in the event that the Company sells preferred equity securities to one or more investors for aggregate proceeds to the Company excluding cancellation of indebtedness under the Notes or any other convertible debt of at least $1,500,000 no later than 6/10/2017, at a price per share equal to the lesser of eighty percent (80%) of the price per share paid for the financing securities or the price per share obtained by dividing $3,500,000 by the Fully-Diluted Capitalization of the Company immediately prior to the closing of the financing.

Revenue Recognition: In 2015 the Company was in a pre-revenue stage focused on designing, engineering, developing and testing our platform. The company expects to generate revenue in future years by collecting fees to host courses, tutoring and interpreting services conducted by independent teachers and interpreters who will use our platform.

UNAUDITED

Cost of Revenue: In 2015 the Company was in a pre-revenue stage and there were no costs associated with delivering our products to customers. The Company currently plans to account in future years for costs such as servers & outside data centers to host our platform, licensing fees for software, and financial transaction processing fees within this category as they incurred.

Research and development: Research and development expenses consist primarily of compensation for our engineering and technical teams and 3rd party contractors who are responsible for building new products as well as improving existing products. We expense all of our research and development costs as they are incurred.

Marketing and sales: Our marketing and sales expenses consist primarily of advertising and event expenses, and compensation for employees and 3rd party contractors associated with finding and securing Alpha testing of our initial product.

General and administrative: Our general and administrative expenses consist primarily of compensation for our CEO, outside consulting fees, and legal and accounting services.

Weighted Average Shares Used to Compute Earning Per Share Attributable to Common Stockholders: The Company has issued Common Stock at its formation and have not issued or sold additional Common Shares, therefore the Weighted Averages Shares are the same as those issues upon formation.

Arlene Garcia Gunderson

President at American Sign Language Teachers Association (ASLTA)

Colorado Springs, Colorado | E-Learning

Current	myExemplars / Veditz, American Sign Language Teachers Association (ASLTA)
Previous	Colorado School for the Deaf and the Blind, Gallaudet University Regional Center - Southwest, Austin Community College
Education	Argosy University

Send Arlene InMail

84 connections

https://www.linkedin.com/in/arlene-garcia-gunderson-80531911a

Background

Summary

Dedicated, results-oriented leader, with over 10 years of progressive real-world educational administrative experience and leadership. Effective teacher, coach, and trainer with the ability to motivate individuals, coordinate and organize teams. Maintain continuous alignment of program scope with strategic objectives, making recommendations to modify and improve the program as required. Creative problem solving and time management skills coupled with outstanding interpersonal skills facilitate tangible and seen results. References are available upon request.

Experience

President/Co-Founder
myExemplars / Veditz
January 2016 – Present (5 months)

President
American Sign Language Teachers Association (ASLTA)
May 2015 – Present (1 year 1 month) | National

K-12 Principal
Colorado School for the Deaf and the Blind
September 2014 – September 2015 (1 year 1 month) | Colorado Springs, Colorado Area

Provided leadership to and management of the education programs within the school, consistent with school policies and procedures. Responsible for making determinations related to all positions within the School for the Deaf, including responsibility for hiring and performance evaluation; Fiscal responsibility for the funds allocated to all programs under their direction; and, Responsible for staying abreast of current educational trends and developments in instruction, curriculum, assessment, technology and discipline as it relates to the education of K- 12th grade students who are Deaf/hard-of hearing in general, and to residential schools for the Deaf in particular. Developed and interpreted objectives of the school to students, staff, parents and the community. Provided leadership to service providers in the implementation of best practices for an instructional program for students who are Deaf/hard-of-hearing. Participated in the school accountability process, which includes the determination of accreditation indicators, design and implementation of curriculum, design of instruction, and participate on the school accountability committee. Monitored student progress and performance within the program, and facilitated student intervention team meetings as needed. Administered the scheduling of and assignment of students to classes in accordance with the Individual Education Program (IEP) in an effort to fully utilize the special skills and abilities of staff for the benefit of the students' education. Knowledgeable of and participate as appropriate in the development and review of student IEPs.

Director
Gallaudet University Regional Center - Southwest
January 2011 – August 2014 (3 years 8 months) | Washington D.C. Metro Area

Founded and led the center and actively served the deaf and hard of hearing children/students, families, educators, and other professionals who work with them; identified projects within the region, developed, monitored and managed budget and financial paperwork, submitted budget, annual, and quarter reports each fiscal year, maintained formal documentations of outreach contacts, activities and functions including information dissemination, training, and consultation. Worked with all units of Gallaudet University including recruitment efforts and collaborations with Department of Interpretation for an articulation agreement with interpreter training programs in the southwest region (www.austincc.edu/swgurc) and all the other departments providing higher education.

Assistant Professor
Austin Community College
August 2010 – August 2014 (4 years 1 month) | Austin, Texas

Taught ASL grammar courses in the ASL-ESOL Program and the ASL-Interpreting Training Departments, evaluates and provide support with students' learning, comprehension, progress and assigned final grade for each student.

Parent Infant Program Teacher
Texas School for the Deaf
August 2010 – December 2010 (5 months) | Austin, Texas Area

Led daily classroom instructions, activities and developed lesson plans. Conducted developmental screenings and ongoing assessments of toddlers in language, social, cognitive perceptual and emotional skills as well as identified all learning objectives, outcomes and performed home visits.



Dan Tucholski

3rd

CTO and Co-Founder at myExemplars

Portland, Oregon | Computer Software

Current: myExemplars / Veditz, Presence Development
Previous: PDX Code Guild, IBM, Marcademy
Education: The Ohio State University

Send Dan InMail

159 connections

https://www.linkedin.com/in/dantucholski

Background

Experience

CTO and Co-Founder
myExemplars / Veditz
2015 – Present (1 year) | San Francisco Bay Area

myExemplars is the first and only mobile and cross-device on-demand live video chat tutoring platform in the world, where you can get tutored at anytime, from anywhere, on any device.

We're one of the few companies within any industry to successfully build an elegant WebRTC solution and crack the code of cross-device video chat without requiring downloads or plugins.
Development of our first application, myExemplars, began in June 2015 and in only three months since development began, myExemplars was selected by EDUCAUSE (the largest EdTech association in higher education with 1,800 university institutional members), as 1 of only 24 EdTech start-ups for their Start-Up Alley 2015, and even more impressive we were selected as 1 of only 10 start-ups for their Under the Ed Radar 2015.
• We are currently in private field beta testing



myExemplars.com Animated Video

Website Consultant and Engineer
Presence Development
February 2014 – Present (2 years 4 months) | Cleveland, Ohio

Focused on building and improving the Online Presence of local businesses with the primary goal of increasing the number of customers both online and physically. All sites are built using Responsive Web Design to provide an optimal viewing and interactive experience on both mobile devices and PCs.

Services include:
• Full website re-design and development
• Informational/Brand awareness, Lead Generation, and eCommerce
• Integration of 3rd party services (Paypal, SalesForce, OpenTable, Shopping Carts, etc.)
• Email marketing: acquire new email addresses, manage contacts, send emails, and track results
• Advanced analytics set ups and customized reporting
• Online advertising campaign creation and management (Google Adwords, Facebook, etc.)

Recent Projects:
• LawnProTires.com (USA's largest lawn tire seller online)
• SuperiorRideLimo.com (Palm Springs, CA premier limousine services)
• CiaoVito.net (Portland Italian restaurant and a pioneer of the burgeoning NE Alberta District)
• TracyTucholski.com (Personal online photography portfolio)

Stand-in Teacher
PDX Code Guild
January 2015 – March 2015 (3 months) | Portland, Oregon Area

I taught a night class the basics of Python, SQL, JavaScript, HTML5, CSS3, and foundations of web programming.
• Paused teaching to focus on an opportunity with Presence Development.



Daniil Brodovich

3rd

Cofounder and CEO at TalkToChef and Marketing Strategy Consultant

San Francisco, California | Management Consulting

Current: TalkToChef (Cookstream, Inc.)

Previous: Holdicom, LLC, Public Expertise Fund, Istok, LLC

Education: Stanford Continuing Studies

Send Daniil InMail

500+ connections

https://www.linkedin.com/in/daniilbrodovich

Contact Info

Background

Summary

A bilingual business professional who studied and worked in 7 countries. Successfully exited shoe wholesale e-commerce business in 2010 and moved to the Silicon Valley. Received Masters in International Business from the world's most international business school. Graduated from 5 startup accelerators and a mentor of 2 startup incubators. Won multiple startup pitch competitions in San Francisco, where he raised money for his startup. Focuses on innovative businesses that can scale globally. Customer development, Lean, Agile evangelist. Actively involved in the Lean Startup Community in San Francisco and around the world. Has a strong interest in innovative Business Development and Marketing Strategy Consulting.



What is TalkToChef


UTAH

Chef Trent Taylor talks about TalkToChef on ...


CERTIFICATE OF AWARD
TalkToChef

Certificate Of Award by SV...


NSF
Berkeley
Bay Area NSF Innovation Corps
Daniil Brodovich
Cookstream

Accelerator program by Ba...


Certificate Of Recognition
Daniil Brodovich
Society3

Certificate Of Recognition a...

Experience

Cofounder and CEO

TalkToChef (Cookstream, Inc.)

November 2012 – Present (3 years 7 months) | San Francisco Bay Area

TalkToChef

TalkToChef is a new generation web platform that brings together existing large audience of foodies with culinary professionals.
Professional chefs will have a place to share their cooking skills online by live streaming teaching people how to create amazing meals. Foodies will have a chance to learn how to cook a meal they like from a professional chef they trust in the comfort of their own home.
We see our platform where chefs could Promote them selves and develop their business, marketing their services through education and consulting.
We are constantly working on Business Development and Strategic Marketing Positioning on the international market within food education industry.

- 1 project
- 9 organizations
- 3 honors and awards


Society3

Startup Night - presenters - II 6 25 2014



Presentation of TalkToChef (by Cookstream.tv)



Food meets Tech event



Cookstream slide desk



Startup Pitch Night SF Win...

Operations Manager

Holdicom, LLC

November 2009 – May 2011 (1 year 7 months) | Moscow, Russian Federation

(International helicopter leasing company)
• Built and maintained high quality customer relationships that increased brand loyalty
• Initiated development of data mining platform, which saved up to 20% for Holdicom's helicopter parts purchases
• Researched and executed cost effective solutions that increased Holdicom's profit per helicopter by 4%
• Prepared official documents and made monthly reports related to NATO and The United Nations



Tim O'Connor

3rd

Co-Founder Veditz

San Francisco, California | Internet

Current: Veditz | Powered by Exemplars, MarketingRules

Previous: La Salle University & BUSCA California, UniversityNow, Inc., Ashworth College

Education: Northwestern University - Kellogg School of Management

Send Tim InMail

500+ connections

https://www.linkedin.com/in/tmaoconnor

Contact Info

Background

Summary

CEO of Exemplars Inc., dba Veditz.org is "Providing unparalleled access to education for the global Deaf community, wherever they live, whatever they sign". Company was named by EDUCAUSE (the association for Higher Ed CIOs and CTOs) as one of the top 10 EdTech start-ups for 2015. Advisor to multiple education companies including DevBootcamp, UniversityNow, codeHS, Penn Foster and La Salle University. Before that worked in CMO, VP and other executive positions at Unisource, Siemens and Honeywell with a heavy focus on automation technology and sustainability topics. Various NFPs including World Business Academy. Kellogg MBA and former Captain USA Army Corps of Engineers (civil engineer). Grateful for the teams and people I've been Graced to work with.


Increase Startup Success
Tim O'Connor
UCHARYA

Startup Weekend - Interviewing Customers

Experience

CEO and Co-Founder

Veditz | Powered by Exemplars

2015 – Present (1 year) | San Francisco Bay Area

Exemplars Inc., dba Veditz.org is "Providing unparalleled access to education for the global Deaf community, wherever they live, whatever they sign" by making high quality education accessible for the global 70M person Deaf Community, >90% of which are born into hearing households and 90% of which go to mainstream/non-deaf schools. As a result, only 2% of Deaf people having access to education delivered in their chosen sign language.

And that leads to tragic outcomes. In the USA alone, Deaf student High School dropout rate is 314% higher, College dropout rate is 71% higher, and under-unemployment rate is 265% higher, than hearing peers. We are going to fix that.

Company was named by EDUCAUSE (the association for Higher Ed CIOs and CTOs) as one of the top 10 EdTech start-ups for 2015.

Managing Partner & Founder

MarketingRules

2008 – Present (8 years) | San Francisco Bay Area

Advisors and/or investors with companies transforming their industries including:

- UniversityNow (making higher education affordable for everyone)
- PennFoster (career-focused online and hybrid education)
- Plethora Labs (enabling the future of manufacturing)
- CodeHS (the leading coding program for high school students)
- Vistria Group (leading Private Equity firm)
- Uversity - formerly Inigral (private social network for college students)
- DevBootcamp (the original and leading web development bootcamp)
- LawnProTires (USA's largest lawn tire seller online)
- Survey Analytics (online research platform)
- TalkToChef - formerly Cookstream (social cooking platform)

Company originally known as Next Horizon Group.

Special Assistant to the Provost & CEO BUSCA California

La Salle University & BUSCA California

2013 – 2015 (2 years) | San Francisco Bay Area

Led JV for La Salle University reporting to the Provost, to create a new non-profit college in California to service the Latino population in partnership with the Foundation for Latino Education.

- Achieved Regional Accreditation and California BPPE licensing
- Developed partnerships with Latino serving Charter HS's in the Bay Area as feeder schools
- Created marketing, recruitment, real estate and faculty recruitment processes
- Developed transfer relationships with Bay Area non-profit private colleges & UC

1 recommendation



Jim Garrison

Founder and President at Ubiquity University

Tim is passionate about his commitment to bring education to everyone. He brings a clarity of purpose and kinetic energy to get things done in an interactively collegial way. He engages through his high moral vision. View↓